Acucela Hires Roger Girard as Chief Strategy Officer
Girard will oversee the company’s strategic vision
SEATTLE (July 2, 2015) — Acucela Inc. (TOKYO: 4589) (“Acucela” or the “Company”), a clinical-stage biotechnology company that specializes in discovering and developing novel drug candidates to potentially treat and slow the progression of sight-threatening ophthalmic diseases, announced today that it has hired Roger Girard as Chief Strategy Officer.
Having built 14 successful companies over the past 40 years in multiple industries, Girard brings deep experience in business management and will take on the newly created position at Acucela, helping to guide the Company’s growth and strategic initiatives. Girard currently serves as an executive consultant for Acucela.
The Acucela Board of Directors (the “Board”) appointed Girard as Chief Strategy Officer, effective Sept. 1, 2015, at its July 2 meeting in Tokyo, Japan.
“Roger was already serving an important role in helping to shape Acucela’s business strategy,” said Ryo Kubota, MD, PhD, Chairman, President and CEO of Acucela Inc. “So we are thrilled to bring Roger on as a full-time member of the Company’s executive management team. His experience in team building, resource management and creating and executing a strategic vision will prove invaluable to the Company.”
Girard has broad business management experience across multiple industries, including medical devices, renewable energy, manufacturing, software platforms and distribution. He most recently served as Chief Financial Officer and Co-Founder of CareCap, a Bellevue, Wash.-based company that provides cloud-based merchant processing and payment management systems for doctor-financed care facilities; and as CEO of Neuro-ID, which provides cloud-based detection of suspicious threats and behaviors.
Girard also previously served as Chairman and CEO of IsoRay Medical (NYSE MKT: ISR), a global company that developed the process and manufactured a new Radionuclide for the treatment of malignant tumors. Girard has raised more than $325 million in investment equity over his career.
“My whole career has been about building innovative companies, and Acucela is not only innovative but it has the potential to help the lives of people around the world with eye diseases,” Girard said. “I’m honored to be part of the Acucela team and to help guide the Company’s strategy.”
About Acucela Inc.
Acucela Inc. (www.acucela.com or www.acucela.jp) is a clinical-stage biotechnology company that specializes in discovering and developing novel drug candidates to potentially treat and slow the progression of sight-threatening ophthalmic diseases, which could impact millions of individuals worldwide. Acucela currently has the following co-development agreements with Otsuka Pharmaceutical Co., Ltd.: emixustat hydrochloride, its lead investigational drug candidate for geographic atrophy associated with dry age-related macular degeneration based on Acucela’s proprietary visual cycle modulation technology; and OPA-6566, an investigational compound originating from Otsuka Pharmaceutical for the treatment of ocular hypertension and glaucoma.

Cautionary Statements
Certain statements contained in this press release are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “will,” “believe,” expect,” “intend,” “plan” and “should” as well as similar expressions are intended to identify forward-looking statements. These forward-looking statements include Acucela’s expectations regarding corporate development activities and the ultimate success of the enterprise. These statements involve risks and uncertainties that could cause the Company’s actual results to differ materially from those projected in forward-looking statements, including, but not limited to the risk that our investigational product candidates will not demonstrate the expected benefits, the willingness of our collaboration partner to continue to co-develop our investigational product candidates, the risk of delays in our expected clinical trials, the risk that new developments in the intensely competitive ophthalmic pharmaceutical market require changes in our clinical trial plans or limit the potential benefits of our investigational product candidates, and other risks and uncertainties inherent in the process of discovering and developing therapeutics that demonstrate safety and efficacy. For a detailed discussion of these and other risk factors, please refer to the Company’s filings with the Securities and Exchange Commission, which are available on the Company’s investor relations Web site (http://ir.acucela.com/) and on the SEC’s Web site (http://www.sec.gov).

U.S. and Japan Media Contacts:

Ashley Bach Pacific Public Affairs Phone: 1-206-579-2414 Email: ashley@pacificpub.com	Tomomi Sukagawa Director Investor Relations and Communication Phone: +81(0)3.5789.5872 Email: investor@acucela.com # # #